UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

November 8, 2004

Date of Report (date of earliest event reported)

Commission File Number 000-29367

VantageMed Corporation

(Exact name of Registrant as specified in its charter)

Delaware	68-0383530
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3017 Kilgore Road, Suite 180, Rancho Cordova, California 95670

(916) 638-4744

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

On November 8, 2004 we entered into an employment agreement with Steve Curd as further described under Item 5.02 below.  A copy of the agreement is attached as Exhibit 10.1.

Item 2.02 – Results of Operations and Financial Condition

On November 8, 2004, VantageMed Corporation issued a press release announcing its financial results for the third quarter of 2004.  A copy of our press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 4.01 – Changes in Registrant’s Certifying Accountant

On November 8, 2004, VantageMed Corporation (1) dismissed Grant Thornton LLP (“Grant Thornton”) as its independent accountants responsible for auditing its financial statements and (2) retained Hurley & Company (“Hurley”) as its new independent accountants.

Grant Thornton’s reports on VantageMed Corporation’s financial statements for the two years ended December 31, 2003, did not contain an adverse opinion or disclaimer of opinion, nor were they modified as to uncertainty, audit scope, or accounting principles, except that the report for the period ended December 31, 2003 was modified to indicate that VantageMed’s recurring losses from operations, accumulated deficit and stockholder’s deficit, raised substantial doubts about its ability to continue as a going concern.  The report for the period ended December 31, 2002 was also modified to indicate that effective January 1, 2003, the Company changed its method of accounting for stock-based compensation arrangements in accordance Statement of Financial Accounting Standards (SFAS) No. 148, Accounting for Stock-Based Compensation – Transition and Disclosure – an amendment of SFAS No. 123.  In addition, the Company’s financial statements for the year ended December 31, 2002 were restated as discussed in Note 2 to the Company’s financial statements filed on Form 10-KSB with the Securities and Exchange Commission on March 30, 2004.

The decision to dismiss Grant Thornton and to retain Hurley was unanimously approved by VantageMed’s Board of Directors.

From the date of the last audited financial statements through the date of resignation, VantageMed Corporation had no disagreements, whether or not resolved, with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Grant Thornton’s satisfaction, would have caused Grant Thornton to make reference to the subject matter of the disagreement in connection with its report. There were no events otherwise reportable under Item 304(a)(1)(iv) of Regulation S-B.

During VantageMed’s two most recent fiscal years, VantageMed did not consult Hurley regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on VantageMed’s financial statements.

VantageMed provided Hurley with a copy of the report described above.  Attached as Exhibit 16.1 is a copy of a letter from Grant Thornton agreeing with the statements made in this report.

Item 5.02 – Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On November 8, 2004, VantageMed Corporation issued a press release announcing the appointment of Steve Curd as Chief Executive Officer, and Richard Brooks stepped down as Chief Executive Officer (but remains with VantageMed as Chairman of the Board).  A copy of our press release is attached as Exhibit 99.2 to this report and is incorporated herein by reference.

We have entered into an employment agreement with Mr. Curd pursuant to which we will pay Mr. Curd an annual salary of $200,000, plus an annual bonus of up to $100,000 subject to meeting goals set by our Compensation Committee.  We have agreed to issue Mr. Curd an option to purchase 405,360 shares of our common stock, with 25% of such option to vest on the one-year anniversary of the agreement and the balance to vest monthly over the ensuing 36 month period.  Twenty-five percent of such option will accelerate upon a change in control that occurs within the first six months of the term of the agreement and 50% of the remaining unvested options will accelerate upon a change in control thereafter.  Upon a termination without cause Mr. Curd will receive a severance payment of 12 months salary.  We have had no transactions within the last two years in which Mr. Curd has had a direct or indirect material interest.

Item 9.01 – Financial Statements and Exhibits

(c)   Exhibits

Exhibit 10.1 – Employment agreement dated November 8, 2004, between VantageMed Corporation and Steve Curd.

Exhibit 16.1 – Letter dated November 8, 2004 from Grant Thornton to the Securities and Exchange Commission.

Exhibit 99.1 – Press Release dated November 8, 2004, reporting the results of operations of VantageMed Corporation for the second quarter of 2004.

Exhibit 99.2 – Press Release dated November 8, 2004, announcing the appointment of a new Chief Executive Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange act of 1934, VantageMed Corporation has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VANTAGEMED CORPORATION

	By:	/s/ Philip Ranger
Dated: November 9, 2004		Philip Ranger
Chief Financial Officer